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FOR IMMEDIATE RELEASE
August 9, 2018
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS
SECOND QUARTER 2018 RESULTS

•	Second quarter net income rose 5.6 percent to $6.4 million or $0.39 per share

•	Profitable growth in the natural gas, electric and propane distribution and natural gas transmission businesses continued to drive increased earnings for the quarter and year-to-date

•	The Company has paid or reserved a total of $5.4 million in refunds to regulated energy customers from the pass-through of lower Federal income taxes

•	The Northwest Florida Pipeline expansion project was completed and placed into service during the quarter

•	Eastern Shore Natural Gas Company's (“Eastern Shore”) $117 million pipeline expansion project and associated earnings remains on track

•	The 2018 capital spending forecast has been increased from $181.6 million to $216.4 million based on additional profitable opportunities identified across the Company

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced second quarter financial results. The Company's net income for the quarter ended June 30, 2018 was $6.4 million, compared to $6.0 million for the same quarter of 2017. Earnings per share ("EPS") for the quarter ended June 30, 2018 were $0.39, compared to $0.37 per share for the same quarter of 2017. For the six months ended June 30, 2018, the Company reported net income of $33.2 million, or $2.03 per share. This represents an increase of $8.1 million or $0.49 per share compared to the same period in 2017. The second quarter of 2018 and year-to-date EPS reflect the impact of a $0.09 charge for nonrecurring separation expenses associated with a former executive. Absent that charge, earnings for the quarter and six months ended June 30, 2018 would have been $0.48 and $2.12, respectively.
Higher quarterly and year-to-date earnings reflect the benefits of investments in system expansions and reliability and continued growth in regulated natural gas and electric operations, as well as enhanced profitability and growth from the Company’s propane operations and the benefit of the lower effective tax rate from the Tax Cuts and Jobs Act ("TCJA") on Unregulated Energy earnings. The results also reflect more normal weather during the quarter and six months ended June 30, 2018. Weather during the first half of 2018 was 1.8 percent warmer than normal compared to 22.2 percent warmer than normal during the first six months of 2017. A detailed discussion of operating results begins on page 3.
“Results for the second quarter and year-to-date highlight the strong leadership team we have built at Chesapeake Utilities and the dedication of our employees to achieving our earnings, capital investment and return targets,” stated Michael P. McMasters, President and Chief Executive Officer of Chesapeake Utilities Corporation. "Our business units continue to execute on our growth and expansion initiatives including the completion of the Northwest Florida Pipeline expansion project, significant progress on the construction of Eastern Shore’s largest ever expansion project, as well as several other projects that support attainment of our strategic growth targets in future years," Mr. McMasters added. "I am very excited about the potential growth opportunities we have in front of us, the leadership we have in place to accomplish our strategic plan and our energized employees’ ability to turn these opportunities into executable projects that will continue to drive our future earnings growth and further increase shareholder value,” he concluded.

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Significant Items Impacting Earnings
Results for the three and six months ended June 30, 2018 were impacted by the following significant items:

For the period ended June 30,	Second quarter		Year-to-date
	Net Income	EPS	Net Income	EPS
(in thousands, except per share data)
Reported (GAAP) Earnings	$6,387	$0.39	$33,241	$2.03
Less: Realized Mark-to-Market ("MTM") gain	—	—	(4,008)	(0.24)
Add: Nonrecurring separation expenses associated with a former executive	1,421	0.09	1,421	0.09
Adjusted (Non-GAAP) Earnings*	$7,808	$0.48	$30,654	$1.88
Excluding the one-time separation expenses for a former executive, earnings for the second quarter of 2018 would have been $0.48 per share, an increase of 29.7 percent over EPS for the same quarter in 2017. Excluding both the one-time separation expenses and the realized MTM gain recorded by Peninsula Energy Services Company, Inc. ("PESCO") during the first quarter, EPS for the six months ended June 30, 2018 would have been $1.88, an increase of 22.1 percent over EPS of $1.54 for the six months ended June 30, 2017.
*This press release includes references to non-Generally Accepted Accounting Principles ("GAAP") financial measures, including gross margin, adjusted earnings and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.
The Company calculates "gross margin" by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electricity and propane, and the cost of labor spent on direct revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner. Gross margin should not be considered an alternative to operating income or net income, both of which are determined in accordance with GAAP. The Company believes that gross margin, although a non-GAAP measure, is useful and meaningful to investors as a basis for making investment decisions. It provides investors with information that demonstrates the profitability achieved by the Company under its allowed rates for regulated operations and under its competitive pricing structures for unregulated businesses. The Company's management uses gross margin in measuring its business units' performance. This press release also includes gross margin that excludes the impact of unusual items, such as one-time impact from the enactment of the TCJA. The Company calculates "adjusted earnings” by adjusting reported (GAAP) earnings to exclude the impact of certain significant non-cash items, including the impact of realized MTM gains (losses) and one-time charges, such as severance charges, and calculates “adjusted EPS” by dividing adjusted earnings by the weighted average common shares outstanding.
Operating Results for the Quarters Ended June 30, 2018 and 2017

Consolidated Results

	Three Months Ended
(in thousands)	June 30, 2018	June 30, 2017	Change	Percent Change
Gross margin before the TCJA impact	$69,545	$60,411	$9,134	15.1%
Impact of the TCJA reserves for customer refunds	(2,284)	—	(2,284)	N/A
Gross margin	67,261	60,411	6,850	11.3%
Depreciation, amortization and property taxes	13,749	12,752	997	7.8%
Nonrecurring separation expenses	1,548	—	1,548	N/A
Other operating expenses	38,716	33,598	5,118	15.2%
Operating income	$13,248	$14,061	$(813)	(5.8)%

Operating income during the second quarter of 2018 decreased by $813,000, or 5.8 percent, compared to the same period in 2017. The most significant driver of the decrease was the pass-through of lower tax rates to regulated energy customers as a result of the TCJA. While the pass-through reduced margin and operating income by approximately $2.3 million, it was offset by an equal reduction in income taxes. Excluding the impact of the pass-through of refunds, operating income increased by $1.5 million, or 10.5 percent, driven by higher gross margin of $9.1 million, or 15.1 percent.

Regulated Energy Segment

	Three Months Ended
(in thousands)	June 30, 2018	June 30, 2017	Change	Percent Change
Gross margin before the TCJA impact	$52,778	$46,829	$5,949	12.7%
Impact of the TCJA reserves for customer refunds	(2,284)	—	(2,284)	N/A
Gross margin	50,494	46,829	3,665	7.8%
Depreciation, amortization and property taxes	11,161	10,438	723	6.9%
Other operating expenses	25,029	22,305	2,724	12.2%
Operating income	$14,304	$14,086	$218	1.5%
As a result of the implementation of settled rates for Eastern Shore, continued system expansions, customer growth across the Company's regulated operations and more normal weather conditions, operating income for the Regulated Energy segment increased by $218,000, or 1.5 percent, in the second quarter of 2018 compared to the same period in 2017. This increase was driven by a $5.9 million increase in gross margin, before the impact of the TCJA reserve discussed above, offset by $3.4 million in higher depreciation and other operating expenses associated with the margin growth. As discussed above, second quarter gross margin and operating income were also impacted by customer refunds of $2.3 million, associated with the TCJA, which were offset by an equal reduction in income tax expenses. Excluding the estimated customer refunds associated with the TCJA, operating income increased by $2.5 million, or 17.8 percent.

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The significant components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Implementation of Eastern Shore settled rates	$2,365
Service expansions	1,652
Natural gas growth (including customer and consumption growth but excluding service expansions)	1,575
Return to more normal weather	359
Florida electric reliability/modernization program	352
Gas Reliability and Infrastructure Program ("GRIP") in Florida	306
Other	(660)
Total	5,949
Less: TCJA reserve impact for regulated entities*	(2,284)
Quarter over quarter increase in gross margin	$3,665
*As a result of the TCJA, an estimated amount of $2.3 million was reserved or refunded to customers during the second quarter of 2018 to reflect the impact of lower tax rates on the Company's regulated businesses. In some jurisdictions, refunds have been made to customers, while in other jurisdictions, the Company has established reserves until final agreements are approved and permanent changes are made to customer rates. The reserves and lower customer rates are equal to the estimated reduction in Federal income taxes due to the TCJA and have no material impact on after-tax earnings from the Regulated Energy segment.

The significant components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Higher outside services, facilities and maintenance costs due to growth	$1,166
Higher payroll expense (increased staffing and annual salary increases)	1,019
Higher depreciation, amortization and property taxes associated with recent capital projects	722
Higher incentive compensation costs (based on period-over-period results)	384
Other	156
Quarter over quarter increase in other operating expenses	$3,447
At the present time, we expect the current expense run rate to continue for the remainder of the year.

Unregulated Energy Segment

	Three Months Ended
(in thousands)	June 30, 2018	June 30, 2017	Change	Percent Change
Gross margin	$16,915	$13,736	$3,179	23.1%
Depreciation, amortization and property taxes	2,553	2,272	281	12.4%
Other operating expenses	13,872	11,462	2,410	21.0%
Operating income	$490	$2	$488	N.M.

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Operating income for the Unregulated Energy segment increased by $488,000 for the three months ended June 30, 2018, compared to the same period in 2017. The increase was driven by a $3.2 million, or 23.1 percent, increase in gross margin, which was partially offset by $2.7 million in higher operating expenses associated with growth. The improvement in operating income is largely a result of continued growth and colder weather at the propane operations and higher margins at PESCO.
The significant components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Nonrecurring margin increase for PESCO (see the discussion included later for the margin drivers)	$1,092
Propane delivery operations - additional customer consumption related to weather	806
Incremental margin from PESCO operations (see the discussion included later for the margin drivers)	592
Propane delivery operations - increased margin driven by growth and other factors	536
Aspire Energy of Ohio LLC ("Aspire Energy") - increased margins largely due to higher commodity pricing on natural gas liquid sales	207
Other	(54)
Quarter over quarter increase in gross margin	$3,179
The significant components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Incremental operating expenses for PESCO	$764
Higher payroll expense (increased staffing and annual salary increases)(1)	515
Higher outside services, facilities and maintenance costs due to growth(1)	475
Higher incentive compensation costs (based on period-over-period results)(1)	427
Higher benefit and other employee-related expenses(1)	173
Higher depreciation, asset removal and property tax costs due to new capital investments(1)	131
Other(1)	206
Quarter over quarter increase in other operating expenses	$2,691
(1) Excluding incremental operating expenses at PESCO.
At the present time, we expect the current expense run rate to continue for the remainder of the year.

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Operating Results for the Six Months Ended June 30, 2018 and 2017
Consolidated Results

	Six Months Ended
(in thousands)	June 30, 2018	June 30, 2017	Change	Percent Change
Gross margin before the TCJA impact	$163,981	$144,573	$19,408	13.4%
Impact of the TCJA reserves for customer refunds	(5,421)	—	(5,421)	N/A
Gross margin	158,560	144,573	13,987	9.7%
Depreciation, amortization and property taxes	27,447	25,235	2,212	8.8%
Nonrecurring separation expenses	1,548	—	1,548	N/A
Other operating expenses	75,911	70,178	5,733	8.2%
Operating income	$53,654	$49,160	$4,494	9.1%

Operating income, during the six months ended June 30, 2018, increased by $4.5 million, or 9.1 percent, compared to the same period in 2017. This increase was driven by a $19.4 million, or 13.4 percent, increase in gross margin before the TCJA impact, which was partially offset by a $2.2 million increase in depreciation, amortization and property taxes and a $5.7 million increase in other operating expenses. Gross margin and operating income for the six months ended June 30, 2018, were also impacted by customer refunds of $5.4 million, associated with the TCJA, which were offset by an equivalent reduction in income tax expenses for the Regulated Energy segment. Excluding the estimated customer refunds associated with the TCJA, operating income increased by $9.9 million, or 20.2 percent.

Regulated Energy Segment

	Six Months Ended
(in thousands)	June 30, 2018	June 30, 2017	Change	Percent Change
Gross margin before the TCJA impact	$117,077	$104,239	$12,838	12.3%
Impact of the TCJA reserves for customer refunds	(5,421)	—	(5,421)	N/A
Gross margin	111,656	104,239	7,417	7.1%
Depreciation, amortization and property taxes	22,317	20,629	1,688	8.2%
Other operating expenses	48,324	46,129	2,195	4.8%
Operating income	$41,015	$37,481	$3,534	9.4%
As a result of the implementation of settled rates for Eastern Shore, continued system expansions, customer growth across the Company's regulated operations and more normal weather conditions, operating income for the Regulated Energy segment increased by $3.5 million, or 9.4 percent, in the six months ended June 30, 2018 compared to the same period in 2017. This increase was driven by a $12.8 million increase in gross margin before the impact of the TCJA reserve discussed above, which was partially offset by $3.9 million in higher depreciation and other operating expenses associated with the margin growth. Excluding the estimated customer refunds associated with the TCJA, operating income increased by $9.0 million, or 23.9 percent.

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The significant components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Implementation of Eastern Shore settled rates	$5,095
Natural gas growth (including customer and consumption growth but excluding service expansions)	3,342
Service expansions	2,316
Return to more normal weather	1,314
Florida electric reliability/modernization program	767
Florida GRIP	602
Other	(598)
Total	12,838
Less: TCJA reserve impact for regulated entities*	(5,421)
Period over period increase in gross margin	$7,417
*As a result of the TCJA, an estimated amount of $5.4 million was reserved or refunded to customers during the first six months of 2018 to reflect the impact of lower tax rates on the Company's regulated businesses. In some jurisdictions, refunds have been made to customers, while in other jurisdictions, the Company has established reserves until final agreements are approved and permanent changes are made to customer rates. The reserves and lower customer rates are equal to the estimated reduction in Federal income taxes due to the TCJA and have no material impact on after-tax earnings from the Regulated Energy segment.

The significant components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Higher depreciation, amortization and property taxes associated with recent capital projects	$1,688
Higher payroll expense (increased staffing and annual salary increases)	1,399
Higher facilities and maintenance costs largely as a result of growth	1,149
Lower regulatory and outside services expenses as there were various regulatory proceedings (including Eastern Shore’s rate case) in 2017	(1,056)
Higher incentive compensation costs (based on period-over-period results)	592
Other	111
Period over period increase in other operating expenses	$3,883

Unregulated Energy Segment

	Six Months Ended
(in thousands)	June 30, 2018	June 30, 2017	Change	Percent Change
Gross margin	$47,216	$40,555	$6,661	16.4%
Depreciation, amortization and property taxes	5,059	4,524	535	11.8%
Other operating expenses	27,983	24,454	3,529	14.4%
Operating income	$14,174	$11,577	$2,597	22.4%

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Operating income for the Unregulated Energy segment increased by $2.6 million for the six months ended June 30, 2018, compared to the same period in 2017. The increase was driven by a $6.7 million, or 16.4 percent, increase in gross margin, which was partially offset by $4.1 million in higher operating expenses associated with growth. The improvements in gross margin and operating income were driven primarily by more normal weather and continued growth within the Company's propane operations and at Aspire Energy.
The significant components of the increase in gross margin are shown below:

(in thousands)	Margin Impact
Propane delivery operations - additional customer consumption - weather	$2,923
Propane delivery operations - increased margin driven by growth and other factors	1,789
Nonrecurring margin decrease at PESCO	(863)
Aspire Energy - customer consumption - weather	921
Aspire Energy - increased margin driven by growth and other factors	585
Growth in wholesale propane margins and sales	333
Incremental margin from PESCO operations	255
Other	718
Period over period increase in gross margin	$6,661
The significant components of the increase in other operating expenses are as follows:

(in thousands)	Other Operating Expenses
Incremental operating expenses for PESCO	$1,715
Higher payroll expense (increased staffing and annual salary increases)(1)	996
Absence of Xeron Inc. ("Xeron") 2017 wind-down costs(1)	(870)
Higher vehicle, sales and advertising, other taxes and credit collections costs, largely driven by growth(1)	646
Higher incentive compensation costs (based on period-over-period results)(1)	594
Higher facilities and maintenance costs due to growth(1)	443
Higher depreciation, amortization and property taxes associated with recent capital investments(1)	266
Higher benefits and employee-related costs(1)	214
Other(1)	60
Period over period increase in other operating expenses	$4,064
(1) Excluding incremental operating expenses at PESCO.

Matters discussed in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2017 Annual Report on Form 10-K for further information on the risks and uncertainties related to the Company’s forward-looking statements.

Unless otherwise noted, earnings per share are presented on a diluted basis.

Conference Call

Chesapeake Utilities will host a conference call on Friday, August 10, 2018 at 10:30 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended June 30, 2018.  To participate in this call, dial 855.801.6270 and reference Chesapeake Utilities’ 2018 Second Quarter Results Conference Call.  To access

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the replay recording of this call, the accompanying transcript, and other pertinent quarterly information, use the link CPK - Conference Call Audio Replay, or visit the Investors/Events and Presentations section of Company’s website at www.chpk.com.

About Chesapeake Utilities Corporation

Chesapeake Utilities is a diversified energy company engaged in natural gas distribution, transmission, gathering and processing, and marketing; electricity generation and distribution; propane gas distribution; and other businesses. Information about Chesapeake Utilities and its family of businesses is available at http://www.chpk.com or through its IR App.

Please note that Chesapeake Utilities Corporation is not affiliated with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

For more information, contact:

Beth W. Cooper
Senior Vice President & Chief Financial Officer
302.734.6799

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Financial Summary
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Gross Margin
Regulated Energy segment	$50,494	$46,829	$111,656	$104,239
Unregulated Energy segment	16,915	13,736	47,216	40,555
Other businesses and eliminations	(148)	(154)	(312)	(221)
Total Gross Margin	$67,261	$60,411	$158,560	$144,573

Operating Income
Regulated Energy segment	$14,304	$14,086	$41,015	$37,481
Unregulated Energy segment	490	2	14,174	11,577
Other businesses and eliminations	(1,546)	(27)	(1,535)	102
Total Operating Income	13,248	14,061	53,654	49,160

Other Expense, net	(262)	(1,002)	(194)	(1,703)
Interest Charges	3,881	3,073	7,545	5,811
Pre-tax Income	9,105	9,986	45,915	41,646
Income Taxes	2,718	3,940	12,674	16,456
Net Income	$6,387	$6,046	$33,241	$25,190

Earnings Per Share of Common Stock
Basic	$0.39	$0.37	$2.03	$1.54
Diluted	$0.39	$0.37	$2.03	$1.54

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Financial Summary Highlights

Key variances, between the three months ended June 30, 2017 and 2018, included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Second Quarter of 2017 Reported Results	$9,986	$6,046	$0.37
Adjusting for unusual items:
One-time separation expenses associated with a former executive	(1,548)	(1,421)	(0.09)
Absence of Xeron expenses, including 2017 wind-down expenses	173	122	0.01
	(1,375)	(1,299)	(0.08)

Increased Gross Margins:
Implementation of Eastern Shore settled rates* (1)	2,365	1,659	0.10
TCJA impact - refunds and reserves for future refunds to ratepayers(2)	(2,284)	(1,602)	(0.10)
Service expansions*	1,652	1,158	0.07
Natural gas growth (including customer and consumption growth but excluding service expansions)	1,575	1,105	0.07
Return to normal weather	1,108	778	0.05
Nonrecurring margin increase at PESCO	1,092	766	0.05
Incremental margin from PESCO operations	592	415	0.03
Unregulated Energy growth excluding PESCO	503	353	0.02
Florida electric reliability/modernization program*	352	247	0.02
GRIP*	306	215	0.01
	7,261	5,094	0.32

Decreased (Increased) Other Operating Expenses:
Higher outside services and facilities maintenance costs (3)	(1,602)	(1,124)	(0.07)
Higher payroll expense (increased staffing and annual salary increases) (3)	(1,534)	(1,076)	(0.07)
Higher depreciation, asset removal and property tax costs due to new capital investments (3)	(848)	(595)	(0.04)
Higher incentive compensation costs (based on period-over-period results) (3)	(811)	(569)	(0.03)
Incremental operating expenses for PESCO	(764)	(536)	(0.03)
Higher benefit and other employee-related expenses (3)	(365)	(256)	(0.02)
	(5,924)	(4,156)	(0.26)

Interest charges	(808)	(567)	(0.03)
Income taxes - including TCJA impact - decreased effective tax rate	—	1,295	0.08
Net other changes	(35)	(26)	(0.01)
	(843)	702	0.04

Second Quarter of 2018 Reported Results	$9,105	$6,387	$0.39
(1) Excluding amounts refunded to customers associated with the TCJA, which are broken out separately and discussed in footnote 2.
(2) "TCJA impact - refunds and reserves for future refunds to ratepayers" represents the amounts that have already been refunded to customers or reserves established for future refunds to customers in the second quarter of 2018 as a result of lower taxes due to the TCJA. Refunds made to customers are offset by the corresponding decrease in federal income taxes and are expected to have no net impact on net income.
(3) Excluding incremental operating expenses at PESCO.

*See the Major Projects and Initiatives table later in this press release.

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Key variances, between the six months ended June 30, 2017 and 2018, included:

(in thousands, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Six Months Ended June 30, 2017 Reported Results	$41,646	$25,190	$1.54
Adjusting for unusual items:
One-time separation expenses associated with a former executive	(1,548)	(1,421)	(0.09)
Absence of Xeron expenses, including 2017 wind-down expenses	870	630	0.04
	(678)	(791)	(0.05)

Increased Gross Margins:
TCJA impact - refunds and reserves for future refunds to ratepayers(2)	(5,421)	(3,925)	(0.24)
Return to normal weather	5,159	3,735	0.23
Implementation of Eastern Shore settled rates* (1)	5,095	3,689	0.22
Natural gas growth (including customer and consumption growth but excluding service expansions)	3,342	2,420	0.15
Service expansions*	2,316	1,677	0.10
Unregulated Energy growth excluding PESCO	2,044	1,480	0.09
Nonrecurring margin decrease at PESCO	(863)	(625)	(0.04)
Florida electric reliability/modernization program*	767	555	0.03
GRIP*	602	436	0.03
Incremental margin from PESCO operations	255	185	0.01
	13,296	9,627	0.58

Decreased (Increased) Other Operating Expenses:
Higher payroll expense (increased staffing and annual salary increases) (3)	(2,395)	(1,734)	(0.11)
Higher depreciation, asset removal and property tax costs due to new capital investments (3)	(1,949)	(1,411)	(0.09)
Incremental operating expenses for PESCO	(1,715)	(1,242)	(0.08)
Higher facilities maintenance costs (3)	(1,554)	(1,125)	(0.07)
Lower regulatory and outside services costs (3)	1,298	940	0.06
Higher incentive compensation costs (based on period-over-period results) (3)	(1,187)	(859)	(0.05)
	(7,502)	(5,431)	(0.34)

Interest charges	(1,734)	(1,255)	(0.08)
Income taxes - including TCJA impact - decreased effective tax rate	—	5,262	0.32
Net other changes	887	639	0.06
	(847)	4,646	0.30

Six Months Ended June 30, 2018 Reported Results	$45,915	$33,241	$2.03
(1) Excluding amounts refunded to customers associated with the TCJA, which are broken out separately and discussed in footnote 2.
(2) "TCJA impact - refunds and reserves for future refunds to ratepayers" represents amounts that have already been refunded to customers or reserves established for future refunds to customers in the first six months of 2018 as a result of lower taxes due to the TCJA. Refunds made to customers are offset by the corresponding decrease in federal income taxes and are expected to have no net impact on net income.
(3) Excluding incremental operating expenses at PESCO.

*See the Major Projects and Initiatives table later in this press release.

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Recently Completed and Ongoing Major Projects and Initiatives
The Company constantly seeks and develops additional projects and initiatives in order to further increase shareholder value and serve its customers. The following represent the major projects recently completed and currently underway. In the future, the Company will add new projects to this table as projects are initiated.

	Gross Margin for the Period
	Three Months Ended		Six Months Ended		Year Ended	Estimate for
	June 30,		June 30,		December 31,	Fiscal
in thousands	2018	2017	2018	2017	2017	2018	2019
Florida GRIP	$3,647	$3,341	$7,211	$6,609	$13,454	$14,287	$14,370
Eastern Shore Rate Case (1)	2,365	—	5,095	—	3,693	9,800	9,800
Florida Electric Reliability/Modernization Pilot Program (1)	352	—	767	—	94	1,558	1,558
New Smyrna Beach, Florida Project (1)	352	—	704	—	235	1,409	1,409
2017 Eastern Shore System Expansion Project - including interim services (1)	859	—	1,995	—	433	8,101	15,799
Northwest Florida Expansion Project (1)	870	—	870	—	—	3,484	6,500
(Palm Beach County) Belvedere, Florida Project (1)	—	—	—	—	—	635	1,131
Total	$8,445	$3,341	$16,642	$6,609	$17,909	$39,274	$50,567
(1) Gross margin amounts included in this table have not been adjusted to reflect the impact of the TCJA. Any refunds and/or rate reductions implemented in the Company's regulated businesses will be offset by lower Federal income taxes due to the TCJA.

Ongoing Growth Initiatives

GRIP
GRIP is a natural gas pipe replacement program approved by the Florida PSC that allows automatic recovery in rates of capital related costs and a return on investment, associated with the replacement of mains and services. Since the program's inception in August 2012, we have invested $120.1 million to replace 250 miles of qualifying distribution mains, including $6.4 million during the first six months of 2018. GRIP generated additional gross margin of $306,000 and $602,000 for the three and six months ended June 30, 2018 compared to the same periods in 2017.
Regulatory Proceedings
Eastern Shore Rate Case/Settled Rates
Eastern Shore's rate case settlement agreement became final on April 1, 2018. The final agreement increases Eastern Shore's operating income by $6.6 million consisting of $9.8 million from increased rates and offset by the $3.2 million in lower federal income taxes. For the three and six months ended June 30, 2018, Eastern Shore recognized incremental gross margin of approximately $2.4 million and $5.1 million, respectively. As of June 30, 2018, Eastern Shore refunded its customers a total of $1.7 million related to the decrease in federal income taxes as a result of the TCJA. The settlement rates were effective January 1, 2018.

Florida Electric Reliability/Modernization Program
In December 2017, the Florida PSC approved a $1.6 million annualized rate increase, effective January 2018, for the recovery of a limited number of investments and costs related to reliability, safety and modernization for the Florida Public Utilities Company's (“FPU”) electric distribution system. This increase will continue through at least the last billing cycle of December 2019. For the three and six months ended June 30, 2018, additional margin of $352,000 and $767,000, respectively, was generated.

Major Projects and Initiatives Currently Underway
New Smyrna Beach, Florida Project
In the fourth quarter of 2017, the Company commenced construction of a 14-mile gas transmission pipeline to provide additional capacity to serve current and planned customer growth in the Company's New Smyrna Beach service area. The project was partially placed into service at the end of 2017 and is expected to be fully in service in September 2018. For the three and six months ended June 30, 2018, the project generated incremental gross margin of approximately $352,000 and $704,000, respectively.

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13-13-13-13

2017 Eastern Shore System Expansion Project
In November 2017, Eastern Shore began construction of a $117.0 million system expansion that will increase its capacity by 26 percent once completed. The Company has invested $89.6 million through June 30, 2018 and expects to invest approximately $24.8 million during the remainder of 2018 to substantially complete the project. The first phase of the project was placed into service in December 2017, and generated $859,000 and $2.0 million in incremental gross margin, including margin from interim services, during the three and six months ended June 30, 2018, respectively. With the exception of some minor facilities, the remaining segments are scheduled to be completed and begin generating margin during the second half of 2018. The project is expected to produce approximately $15.8 million in gross margin in its first full year of service.

Northwest Florida Expansion Project
Peninsula Pipeline Company, Inc. ("Peninsula Pipeline"), has completed construction of transmission lines and the Company's Florida natural gas division has completed construction of lateral distribution lines to serve two large customers and other customers close to these facilities. This is the Company’s first expansion of natural gas service into Northwest Florida. The project was placed into service in May 2018 and generated incremental gross margin of $870,000 for the three and six months ended June 30, 2018. The estimated annual gross margin from this project is $6.5 million.

(Palm Beach County) Belvedere, Florida Project
Peninsula Pipeline is constructing a pipeline to bring gas directly to the Company’s natural gas distribution system in West Palm Beach, Florida. The Company expects to complete this project by the end of the third quarter of 2018 and expects the project to generate $1.1 million in annual gross margin.

Other major factors influencing gross margin
Weather and Consumption
Gross margin increased by $1.1 million and $5.2 million in the three and six months ended June 30, 2018, respectively, as a result of colder temperatures, compared to the extremely warm temperatures experienced during the same period in 2017. While temperatures during the first half of 2018 were colder than 2017, temperatures were still warmer than normal, as shown in the table below. The Company estimates that it would have generated an additional $2.4 million in gross margin if temperatures for the six months ended June 30, 2018 had been normal. The following table summarizes heating degree-days ("HDD") and cooling degree-days ("CDD") variances from the 10-year average HDD/CDD ("Normal") for the three and six months ended June 30, 2018 and 2017.

HDD and CDD Information

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017	Variance	2018	2017	Variance
Delmarva
Actual HDD	424	288	136	2,719	2,246	473
10-Year Average HDD ("Delmarva Normal")	423	429	(6)	2,785	2,783	2
Variance from Delmarva Normal	1	(141)		(66)	(537)
Florida
Actual HDD	17	13	4	507	298	209
10-Year Average HDD ("Florida Normal")	16	19	(3)	533	555	(22)
Variance from Florida Normal	1	(6)		(26)	(257)
Ohio
Actual HDD	662	508	154	3,652	2,992	660
10-Year Average HDD ("Ohio Normal")	614	637	(23)	3,683	3,774	(91)
Variance from Ohio Normal	48	(129)		(31)	(782)
Florida
Actual CDD	952	935	17	1,091	1,080	11
10-Year Average CDD ("Florida CDD Normal")	969	955	14	1,058	1,037	21
Variance from Florida CDD Normal	(17)	(20)		33	43

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14-14-14-14

Natural Gas Distribution Customer and Consumption Growth
The Company's natural gas distribution operations generated $1.6 million and $3.3 million of additional margin for the three and six months ended June 30, 2018, respectively. The breakdown of the increased margin is as follows:

	Three Months Ended	Six Months Ended
In thousands	June 30, 2018	June 30, 2018
Customer growth:
Residential	$351	$864
Commercial and industrial excluding new service in Northwest Florida	303	604
New service in Northwest Florida	276	305
Total customer growth	930	1,773

Volume growth:
Residential	151	855
Commercial and industrial	387	1,026
Other - including unbilled revenue	107	(312)
Total volume growth	645	1,569

Total natural gas distribution growth	$1,575	$3,342

Customer growth for the Company's Delmarva Peninsula and Florida natural gas distribution operations generated $930,000 and $1.8 million in additional gross margin for the three and six months ended June 30, 2018, respectively, compared to the same periods in 2017. The additional margin was generated from an approximately 3.8 percent increase in the average number of residential customers as well as growth in commercial and industrial customers on the Delmarva Peninsula in the second quarter and first six months of 2018, compared to the corresponding periods in 2017. Residential customer growth on the Delaware Peninsula has averaged 3.0 percent over the past five years. The Company's Florida natural gas distribution operations generated additional gross margin for the three and six months ended June 30, 2018, due to growth in all customer classes and new service to customers in Northwest Florida.

The Company's Delmarva Peninsula and Florida natural gas distribution operations generated $645,000 and $1.6 million in additional gross margin for the three and six months ended June 30, 2018, respectively, compared to the same periods in 2017 from higher sales to residential and commercial customers.
Propane Operations
The Company’s Florida and Delmarva Peninsula propane operations generated $1.6 million and $5.7 million in incremental margin for the three and six months ended June 30, 2018, respectively, compared to the same periods in 2017. A return to more normal temperatures accounted for $806,000 and $2.9 million of the margin increase during the three and six months ended June 30, 2018, respectively. The balance of the increase reflects increased customer consumption driven by growth and other factors, higher sales and revenues from service contracts and increased wholesale sales activities.

PESCO
For the three and six months ended June 30, 2018, PESCO recorded a series of adjustments, MTM gains and recognized extraordinary costs, which impacted reported results. Excluding the impact of these items, PESCO's gross margin increased by $592,000 and $255,000 in the three and six months ended June 30, 2018, respectively, compared to the same periods in 2017. The total of the adjustments increased gross margin by $1.1 million and reduced gross margin by $863,000 for the three and six months ended June 30, 2018, respectively, compared to the same periods in 2017, respectively. The following table summarizes the changes in PESCO’S year-over-year margin for the three and six months ended June 30, 2018:

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15-15-15-15

	Three Months Ended	Six Months Ended
	June 30, 2018	June 30, 2018
(in thousands)
Three and Six Months Ended June 30, 2017 Reported Results	$921	$4,389
Incremental Margin from Growth and ARM Acquisition in 2017	592	255
Nonrecurring Margin factors - non-renewal of Supply Agreement, MTM and Other Adjustments	1,092	(863)
2018 Margin	$2,605	$3,781

A more detailed discussion of PESCO’s results is provided in the Company’s Form 10-Q for the quarter ended June 30, 2018.

The following table compares the margin, operating expenses and operating income from PESCO for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
in thousands	2018	2017	2018	2017
Total Gross Margin	$2,606	$921	$3,781	$4,389
Operating Expense	(1,918)	(1,154)	(3,857)	(2,143)
Operating Income	$688	$(233)	$(76)	$2,246

Operating income for PESCO improved to $688,000 for the three months ended June 30, 2018, from a loss of $233,000 during the prior year period. The improvement reflects the benefit of several nonrecurring margin adjustments in the business, growth in margins from existing operations as well as the addition of margin from the business purchased from ARM during the third quarter of 2017. This was partially offset by a $764,000 increase in operating expenses, including $262,000 associated with the ARM margins previously mentioned, as well as $501,000 in increased staffing, infrastructure and risk management system costs to ensure the profitable future growth of this business.

For the six months ended June 30, 2018, PESCO reported an operating loss of $76,000, compared to income of $2.2 million during the prior year period. The decline primarily reflects increased expenses incurred to build out the staff, infrastructure and risk management systems necessary for the success of this business, as well as the impact of several nonrecurring margin adjustments, largely during the first quarter of 2018.
Xeron
Xeron's operations were wound down during the second quarter of 2017. Operating income for the three and six months ended June 30, 2018, improved by $173,000 and $870,000, respectively, due to the absence of wind-down expenses and the absence of operating losses for Xeron in 2018.

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16-16-16-16

Capital Investment Growth and Financing Plan
The Company's capital expenditures were $134.7 million for the six months ended June 30, 2018. The Company originally budgeted $181.6 million for capital expenditures in 2018 and is currently projecting capital expenditures of approximately $216.4 million in 2018. The Company's current forecast by segment and by business line is shown below:

2018
(dollars in thousands)
Regulated Energy:
Natural gas distribution	$65,594
Natural gas transmission	110,813
Electric distribution	8,930
Total Regulated Energy	185,337
Unregulated Energy:
Propane distribution	13,359
Other unregulated energy	7,413
Total Unregulated Energy	20,772
Other:
Corporate and other businesses	10,289
Total Other	10,289
Total 2018 Forecasted Capital Expenditures	$216,398

Chesapeake Utilities' target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. This target capital structure ensures that the Company maintains a strong balance sheet to support continued growth. Over the past several years, the Company has been deploying increased amounts of capital on new projects, many of which have longer construction periods. The Company seeks to align the permanent financing of these capital projects with the in-service dates to the extent feasible.
In 2017, the Company refinanced $70.0 million of short-term debt as 3.25 percent senior notes.  The refinancing will result in increased annual interest expense of $2.3 million during 2018, a portion of which impacted the second quarter and year-to-date results; however, the Company locked in a low interest rate for 15 years. The Company previously executed a shelf agreement with New York Life and subsequently issued $50.0 million of unsecured senior notes in May 2018 and will issue an additional tranche by November 2018 at an average interest rate of 3.53 percent for 20 years.  The Company expects to access additional permanent capital to align the financing with new investments and to maintain a solid balance sheet to support future capital deployment.

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17-17-17-17

Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Statements of Income (Unaudited) (in thousands, except shares and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating Revenues
Regulated Energy	$70,504	$70,996	$179,897	$168,650
Unregulated Energy and other	66,160	54,088	196,123	141,594
Total Operating Revenues	136,664	125,084	376,020	310,244
Operating Expenses
Regulated Energy cost of sales	20,010	24,167	68,241	64,411
Unregulated Energy and other cost of sales	49,393	40,505	149,219	101,260
Operations	36,281	30,013	68,983	62,502
Maintenance	3,619	3,403	7,211	6,634
Gain from a settlement	(130)	(130)	(130)	(130)
Depreciation and amortization	9,839	9,094	19,543	17,906
Other taxes	4,404	3,971	9,299	8,501
Total operating expenses	123,416	111,023	322,366	261,084
Operating Income	13,248	14,061	53,654	49,160
Other expense, net	(262)	(1,002)	(194)	(1,703)
Interest charges	3,881	3,073	7,545	5,811
Income Before Income Taxes	9,105	9,986	45,915	41,646
Income taxes	2,718	3,940	12,674	16,456
Net Income	$6,387	$6,046	$33,241	$25,190
Weighted Average Common Shares Outstanding:
Basic	16,369,641	16,340,665	16,360,540	16,329,009
Diluted	16,417,082	16,382,207	16,410,061	16,373,038
Earnings Per Share of Common Stock:
Basic	$0.39	$0.37	$2.03	$1.54
Diluted	$0.39	$0.37	$2.03	$1.54

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18-18-18-18

Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2018	December 31, 2017
(in thousands, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$1,174,407	$1,073,736
Unregulated Energy	216,125	210,682
Other businesses and eliminations	30,170	27,699
Total property, plant and equipment	1,420,702	1,312,117
Less: Accumulated depreciation and amortization	(287,942)	(270,599)
Plus: Construction work in progress	101,904	84,509
Net property, plant and equipment	1,234,664	1,126,027
Current Assets
Cash and cash equivalents	4,512	5,614
Trade and other receivables (less allowance for uncollectible accounts of $1,076 and $936, respectively)	53,419	77,223
Accrued revenue	12,353	22,279
Propane inventory, at average cost	6,597	8,324
Other inventory, at average cost	4,791	12,022
Regulatory assets	13,330	10,930
Storage gas prepayments	4,365	5,250
Income taxes receivable	6,420	14,778
Prepaid expenses	5,162	13,621
Mark-to-market energy assets	534	1,286
Other current assets	4,560	7,260
Total current assets	116,043	178,587
Deferred Charges and Other Assets
Goodwill	19,604	19,604
Other intangible assets, net	4,277	4,686
Investments, at fair value	7,486	6,756
Regulatory assets	76,427	75,575
Other assets	4,440	3,699
Total deferred charges and other assets	112,234	110,320
Total Assets	$1,462,941	$1,414,934

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19-19-19-19

Chesapeake Utilities Corporation and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited)

Capitalization and Liabilities	June 30, 2018	December 31, 2017
(in thousands, except shares and per share data)
Capitalization
Stockholders' equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 50,000,000 shares)	7,971	7,955
Additional paid-in capital	255,356	253,470
Retained earnings	250,377	229,141
Accumulated other comprehensive loss	(5,718)	(4,272)
Deferred compensation obligation	3,782	3,395
Treasury stock	(3,782)	(3,395)
Total stockholders' equity	507,986	486,294
Long-term debt, net of current maturities	241,596	197,395
Total capitalization	749,582	683,689
Current Liabilities
Current portion of long-term debt	9,977	9,421
Short-term borrowing	235,288	250,969
Accounts payable	60,769	74,688
Customer deposits and refunds	32,018	34,751
Accrued interest	1,891	1,742
Dividends payable	6,060	5,312
Accrued compensation	7,953	13,112
Regulatory liabilities	22,194	6,485
Mark-to-market energy liabilities	886	6,247
Other accrued liabilities	11,495	10,273
Total current liabilities	388,531	413,000
Deferred Credits and Other Liabilities
Deferred income taxes	143,147	135,850
Regulatory liabilities	141,499	140,978
Environmental liabilities	8,090	8,263
Other pension and benefit costs	28,996	29,699
Deferred investment tax credits and other liabilities	3,096	3,455
Total deferred credits and other liabilities	324,828	318,245
Total Capitalization and Liabilities	$1,462,941	$1,414,934

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20-20-20-20

Chesapeake Utilities Corporation and Subsidiaries Distribution Utility Statistical Data (Unaudited)

	For the Three Months Ended June 30, 2018				For the Three Months Ended June 30, 2017
	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$14,007	$1,459	$7,713	$9,814	$11,096	$1,365	$7,633	$10,477
Commercial	7,752	1,524	6,809	9,709	6,424	1,395	7,449	10,075
Industrial	1,987	2,854	5,218	371	1,849	1,577	4,775	733
Other (1)	(3,496)	480	(1,459)	(1,532)	(3,136)	966	(1,271)	(207)
Total Operating Revenues	$20,250	$6,317	$18,281	$18,362	$16,233	$5,303	$18,586	$21,078

Volume (in Dts for natural gas and MWHs for electric)
Residential	759,202	85,526	329,284	66,682	583,108	76,365	304,669	69,298
Commercial	711,690	1,134,555	432,192	73,276	614,311	2,710,729	459,354	74,766
Industrial	1,308,129	7,024,154	1,245,950	3,540	1,206,698	1,501,779	1,100,430	4,750
Other	17,759	—	463,846	1,907	20,216	—	459,201	1,874
Total	2,796,780	8,244,235	2,471,272	145,405	2,424,333	4,288,873	2,323,654	150,688

Average Customers
Residential	71,038	16,391	55,580	24,714	68,442	15,786	54,352	24,582
Commercial(2)	6,994	1,517	3,932	7,493	6,836	1,430	4,072	7,429
Industrial(2)	155	16	2,284	2	144	78	2,055	2
Other	4	—	11	—	7	—	—	—
Total	78,191	17,924	61,807	32,209	75,429	17,294	60,479	32,013

Chesapeake Utilities Corporation and Subsidiaries Distribution Utility Statistical Data (Unaudited)

	For the Six Months Ended June 30, 2018				For the Six Months Ended June 30, 2017
	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution	Delmarva NG Distribution	Chesapeake Utilities Florida NG Division	FPU NG Distribution	FPU Electric Distribution
Operating Revenues (in thousands)
Residential	$49,321	$3,219	$18,888	$21,346	$36,806	$2,917	$18,401	$19,804
Commercial	23,582	3,246	15,135	18,866	17,836	2,918	17,043	19,489
Industrial	4,293	4,725	11,590	771	3,683	3,336	10,702	1,204
Other (1)	(5,239)	990	(4,119)	(3,880)	(1,678)	1,866	(4,054)	(1,796)
Total Operating Revenues	$71,957	$12,180	$41,494	$37,103	$56,647	$11,037	$42,092	$38,701

Volume (in Dts for natural gas and MWHs for electric)
Residential	2,999,757	226,285	852,346	145,210	2,391,008	199,640	775,480	130,624
Commercial	2,417,116	2,374,462	967,736	141,015	1,995,719	5,668,445	1,060,557	140,628
Industrial	2,817,168	10,089,859	2,550,480	8,060	2,580,496	3,269,209	2,289,693	7,910
Other	30,292	—	984,353	3,803	30,754	—	947,111	3,747
Total	8,264,333	12,690,606	5,354,915	298,088	6,997,977	9,137,294	5,072,841	282,909

Average Customers
Residential	71,136	16,307	55,430	24,679	68,572	15,725	54,196	24,510
Commercial(2)	7,009	1,509	3,930	7,487	6,874	1,420	4,123	7,438
Industrial(2)	154	16	2,268	2	143	77	1,997	2
Other	5	—	14	—	6	—	—	—
Total	78,304	17,832	61,642	32,168	75,595	17,222	60,316	31,950

(1)
Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties, and adjustments or changes in taxes, such as the TCJA, which are passed through to customers. This amount also includes the reserve for estimated customer refunds associated with the TCJA.

(2)	Certain commercial and industrial customers have been reclassified when compared to the prior year.